Exhibit 99.1

FOR IMMEDIATE RELEASE
Press Release

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
Fax: 919-407-5615
investorrelations@cree.com

Cree and Infineon provide Wolfspeed sale transaction update

DURHAM, N.C., Feb. 8, 2017 - Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today provided an update regarding its definitive agreement to sell its Wolfspeed Power and RF division (“Wolfspeed”), which includes the silicon carbide substrate business for power, RF and gemstone applications, to Infineon Technologies AG (FSE: IFX / OTCQX: IFNNY). Based on recent communications with the Committee on Foreign Investment in the United States (CFIUS), the parties believe the transaction in its current form is not likely to be approved by CFIUS. The parties are exploring whether there are alternatives to modify the transaction to mitigate or address the regulatory concerns, which if agreed by the parties, would involve a refiling with CFIUS. There is no assurance that the parties could achieve a transaction structure which would obtain CFIUS clearance. As a result, pending the outcome of these efforts, the likelihood or timing of closing the transaction is uncertain.

About Cree, Inc.

Cree is a market-leading innovator of lighting-class LEDs, lighting products and semiconductor products for power and radio frequency (RF) applications. Cree believes in better light experiences and is delivering new innovative LED technology that transforms the way people experience light through high-quality interior and exterior LED lighting solutions.

Cree’s product families include LED lighting systems and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and RF devices. Cree’s products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and inverters.

For additional product and Company information, please refer to www.cree.com.

Forward Looking Statements:

This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed or possible alternative transactions or the anticipated benefits thereof. Actual results could differ materially due to a number of factors, including the risk that the transaction may be delayed or may not occur; the ability to obtain regulatory approval, including the CFIUS approval referenced above, or the possibility that any regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that one or more of the conditions to closing of the transaction may not be satisfied; the possibility that anticipated benefits of the proposed transaction will not be realized, including the amount of cash to be realized by Cree from the transaction; potential business uncertainty, including changes to existing business relationships during the pendency before closing that could affect Cree’s or Wolfspeed’s financial performance; risks of adverse impact on operations or financial performance in connection with Wolfspeed if a transaction does not close; ongoing uncertainty in global economic conditions; risks associated with acquisitions, divestitures or investments generally; the rapid development of new technology and competing products that may impair demand or render our products obsolete; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 26, 2016, and subsequent reports filed with the SEC. These forward-looking statements represent Cree’s judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

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